SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report
      (Date of earliest event reported): September 16, 2002

                      FASHIONMALL.COM, INC.
       (Exact Name of Registrant as Specified in Charter)

     Delaware                      0-26151                      06-1544139

(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
   of Incorporation)                                        Identification No.)

       774 Mays Blvd #10-259, Incline Village, NV   89451
      (Address of principal executive office and zip code)


       Registrant's telephone number, including area code:
                         (775) 833-3233

ITEM 5. OTHER EVENTS.

     On September 16, 2002, we received notice from The Nasdaq Stock Market that for 30 trading days the price of our common stock had closed below the minimum $1.00 per share bid price required for continued listing on the Nasdaq National Market by Marketplace Rule 4450(a)(5). Under Marketplace Rule 4450(c)(2), we will be provided 90 calendar days, or until December 16, 2002, to regain compliance with the minimum bid price requirement. We can regain compliance with the minimum bid price requirement if, at any time before December 16, 2002, the bid price of our common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days. Should we fail to regain compliance, Nasdaq stated that it would provide us with written notification that our common stock will be delisted from the Nasdaq National Market. Removal of our common stock from listing on the Nasdaq National Market would likely have an adverse impact on the trading price and liquidity of our common stock. During this 90-day period we will consider our options.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      FASHIONMALL.COM, INC.

                        By:  /s/ Benjamin Narasin
                        Name: Benjamin Narasin
                        Title: Chairman and Chief Executive

Date: September 24, 2002